Exhibit 3.2/4.2

3.2/4.2 AMENDED AND RESTATED
BY-LAWS
OF
BORGWARNER INC.
(as amended through April 27, 2016)
___________________________
ARTICLE I

OFFICES
SECTION 1.REGISTERED OFFICE. The registered office of the Corporation shall be established and maintained at the office of The Corporation Trust Company, at 1209 West Orange Street in the City of Wilmington, County of New Castle, State of Delaware, and said corporation shall be the registered agent of this Corporation in charge thereof.
SECTION 2.OTHER OFFICES. The Corporation may have other offices, either within or outside the State of Delaware, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.
ARTICLE II

MEETINGS OF STOCKHOLDERS
SECTION 1.    ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or outside the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. If the date of the annual meeting shall fall upon a legal holiday, the meeting shall be held on the next succeeding business day. At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.
SECTION 2.    OTHER MEETINGS. Meetings of stockholders for any purpose other than the election of directors may be held at such time and place, within or outside the State of Delaware, as shall be stated in the notice of the meeting.
SECTION 3.    SPECIAL MEETINGS.
         (A) Subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders for any purpose or purposes may be called by the Board of

Exhibit 3.2/4.2

Directors pursuant to a resolution approved by a majority of the total number of directors or by any person or committee expressly so authorized by the Board of Directors pursuant to a resolution approved by a majority of the total number of directors.
        (B) (1) This Section 3(B) is the exclusive means by which one or more stockholders of the Corporation may request the calling of a special meeting of the stockholders of the Corporation (a “Stockholder Requested Special Meeting”). A Stockholder Requested Special Meeting shall be called by the Secretary of the Corporation upon written request, in proper form (each such request, a “Special Meeting Request”), by one or more stockholders of record, in the aggregate, of at least 20% of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) which shares are determined to be “Net Long Shares” in accordance with this Section 3(B), such stockholder(s) having held such Net Long Shares continuously for at least one year prior to the date on which such Special Meeting Request is delivered to the Corporation and having complied in full with the requirements set forth in this Section 3(B) and all other applicable sections of these By-laws. Any Stockholder Requested Special Meeting may be held at such date, time and place, if any, within or outside the State of Delaware as may be designated by the Board of Directors; provided, however, that the meeting shall be not more than 90 days after a Special Meeting Request satisfying the requirements set forth in these By-laws and representing the Requisite Percentage is received by the Secretary of the Corporation. In fixing a date, time and place, if any, for any Stockholder Requested Special Meeting, the Board of Directors may consider such factors as it deems relevant, including without limitation, the nature of the matters to be considered, the facts and circumstances related to any request for a meeting and any plan of the Board of Directors to call an annual meeting or special meeting.
        (2) For purposes of determining the Requisite Percentage under this Section 3(B), “Net Long Shares” shall be limited to the number of shares beneficially owned, directly or indirectly, by any stockholder or beneficial owner that constitute such person’s “net long position” as defined in Rule 14e-4 under the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”), provided that (x) for purposes of such definition, in determining such requesting party’s “short position,” the reference in Rule 14e-4 to “the date that a tender offer is first publicly announced or otherwise made known by the bidder to holders of the security to be acquired” shall be the record date fixed to determine the stockholders entitled to deliver a written request for a special meeting, and the reference to the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the Corporation’s common stock on the New York Stock Exchange (or such other securities exchange designated by the Board of Directors if the Corporation’s common stock is not listed for trading on the New York Stock Exchange) on such record date (or, if such date is not a trading day, the next succeeding trading day) and (y) the net long position of such requesting party shall be reduced by the number of shares as to which the Board of Directors determines that such requesting party does not, or will not, have the right to vote or direct the vote at the special meeting or as to which the Board of Directors determines that such requesting party has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. In addition, to the extent any affiliates of the stockholder or beneficial owner are acting in concert with the stockholder or beneficial owner with respect to the calling of the special meeting, the determination of Net Long Shares may include the effect of aggregating the Net Long Shares (including any negative number) of such

Exhibit 3.2/4.2

affiliate or affiliates. Whether shares constitute Net Long Shares shall ultimately be decided by the Board of Directors in its reasonable determination.
        (3) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (i) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the nominating of a person or persons for election to the Board of Directors, will mean that the exact same person or persons are nominated in each relevant Special Meeting Request), and (ii) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the earliest dated Special Meeting Request. For purposes of this Section 3(B), the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting not less than the Requisite Percentage have been received by the Secretary. A stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation. If, following such revocation, there are unrevoked requests from stockholders representing in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.
        (4) A Special Meeting Request shall only be valid if it is signed and dated by each stockholder of record submitting the Special Meeting Request and by each of the beneficial owners, if any, on whose behalf the Special Meeting Request is being made (each such record owner and beneficial owner, a “Requesting Stockholder”). Each Special Meeting Request must be delivered, by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the Secretary of the Corporation at the Corporation’s principal executive offices and shall be accompanied by a written notice setting forth the information required by Section 7(A)(2) as to the business proposed to be conducted at the special meeting and as to the stockholder(s) proposing such business, and/or as to any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such nominations. In addition to the foregoing, a Special Meeting Request must include; (x) documentary evidence of the number of Net Long Shares owned by each Requesting Stockholder as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year, provided that, if any stockholder submitting the Special Meeting Request is not the beneficial owner of such shares, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary of the Corporation within 10 days after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation) of the number of Net Long Shares owned by the beneficial owner(s) as of the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and documentary evidence that such shares have been held continuously for one year; (y) an acknowledgment of each Requesting Stockholder that any decrease in the number of Net Long Shares held by such stockholder after the date on which the Special Meeting Request is delivered to the Secretary of the Corporation shall be deemed a revocation of the Special Meeting Request with respect to such shares and that such shares will no longer be included in determining whether the Requisite Percentage has been satisfied; and (z) a commitment by each Requesting Stockholder to continue to satisfy the Requisite Percentage

Exhibit 3.2/4.2

through the date of the Stockholder Requested Special Meeting and to promptly notify the Corporation upon any decrease occurring between the date on which the Special Meeting Request is delivered to the Secretary of the Corporation and the date of the Stockholder Requested Special Meeting in the number of Net Long Shares owned by such stockholder.
        (5) Each Requesting Stockholder is required to update and supplement the Special Meeting Request delivered pursuant to this Section 3(B), if necessary, so that the information provided or required to be provided in such notice by Section 7(A)(2) as to the business proposed to be conducted at the Stockholder Requested Special Meeting and as to the stockholder(s) proposing such business and/or as to any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such nominations shall be true and correct as of the record date for the Stockholder Requested Special Meeting. Such update and supplement shall be received by the Secretary of the Corporation at the principal executive offices of the Corporation not later than 5 business days after the record date for the proposed Stockholder Requested Special Meeting. Each Requesting Stockholder also shall certify in writing on the day prior to the Stockholder Requested Special Meeting as to whether such Requesting Stockholder continues to satisfy the Requisite Percentage. In addition to the foregoing, each Requesting Stockholder shall promptly provide any other information reasonably requested by the Corporation.
        (6) At any Stockholder Requested Special Meeting, the business transacted shall be limited to the purpose(s) stated in the Special Meeting Request; provided, however, that the Board of Directors shall have the authority in its discretion to submit additional matters to the stockholders and to cause other business to be transacted. Notwithstanding the foregoing provisions of this Section 3(B), a Stockholder Requested Special Meeting shall not be held if (i) the Special Meeting Request does not comply with these By-laws, (ii) the business specified in the Special Meeting Request is not a proper subject for stockholder action under applicable law, (iii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Secretary of the Corporation receives the Special Meeting Request and the Board of Directors determines that the business of such meeting includes (among any other matters properly brought before the annual or special meeting) the business specified in the Special Meeting Request, (iv) the Special Meeting Request is received by the Secretary of the Corporation during the period commencing 90 days prior to the anniversary date of the prior year’s annual meeting of stockholders and ending on the date of the final adjournment of the next annual meeting of stockholders, (v) an identical or substantially similar item (a “Similar Item”) was presented at any meeting of stockholders held within 90 days prior to receipt by the Secretary of the Corporation of the Special Meeting Request (and, for purposes of this clause (v), the nomination, election or removal of directors shall be deemed a “Similar Item” with respect to all items of business involving the nomination, election or removal of directors, the changing the size of the Board of Directors and the filling of vacancies and/or newly created directorships), or (vi) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.
        (7) Except to the extent previously determined by the Board of Directors in connection with a Special Meeting Request or as otherwise provided by law, the Certificate of Incorporation or these By-laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in these By-laws and, if any proposed nomination or business is not in compliance with these By-laws, to declare that such defective

Exhibit 3.2/4.2

proposal or nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 3(B), unless otherwise required by law, if the Requesting Stockholder(s) does not appear at the Stockholder Requested Special Meeting to present a nomination or other proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.
SECTION 4.    VOTING. Each stockholder shall be entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws, in person or by proxy, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period.
A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each, and the number of shares held by each, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.
SECTION 5.    QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Corporation entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present.
When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted that might have been transacted at the original meeting.
SECTION 6.    NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date of the meeting, except as otherwise provided herein or required by law. Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the General Corporation Law of the State of Delaware. No business other than that stated in the notice shall be transacted at

Exhibit 3.2/4.2

any meeting without the unanimous consent of all the stockholders entitled to vote thereat. Any previously scheduled annual meeting of the stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.
SECTION 7.    NOTICE OF STOCKHOLDER BUSINESS AND NOMINATIONS.
(A)Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Section 6 of this Article II (b) by or at the direction of the Chairman or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and (3) of this paragraph (A) and this By-Law and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation, this clause (c) shall be the exclusive means for a stockholder to make nominations or submit other business (other than matters brought under Rule 14a-8 under the Exchange Act and included in the Corporation’s notice of meeting) before an annual meeting of stockholders.
(1)    For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this By-Law, the stockholder must have given timely notice in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to nor later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before, or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (iii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such

Exhibit 3.2/4.2

stockholder and beneficial owner, if a proposal is being made on the behalf of such an owner, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; (iv) a statement whether such person, if elected, intends to tender, promptly following such person’s election or re-election, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Corporation’s Corporate Governance Guideline on Director Elections and (v) with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire; representation and agreement required by Article II, Section 8 of these By-Laws and any other information the Corporation may require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee; (b) as to any other business that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, any material interest in such business of such stockholder, the beneficial owner, if any, on whose behalf the proposal is made and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) (1) the class and number of shares of the Corporation that are directly or indirectly owned beneficially and of record by such stockholder and such beneficial owner, (2) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any shares of any security of the Corporation, (4) any short interest in any security of the Corporation (for purposes of this By-Law a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any

Exhibit 3.2/4.2

decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder that are separated or separable from the underlying shares of the corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (iv) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).
(2)    Notwithstanding anything in the second sentence of paragraph (A)(2) of this By-Law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholders notice required by this By-Law shall also be considered timely, but only, with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.
(B)    Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 7 of this Article II. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the procedures set forth in these By-Laws and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice

Exhibit 3.2/4.2

as required by paragraph (A) (2) of this By-Law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above.
(C)    General. (1) Only persons who are nominated in accordance with the procedures set forth in this By-Law shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this By-Law. Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this By-Law and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.
(1)    For purposes of this By-Law, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(2)    Notwithstanding the foregoing provisions of this By-Law, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law. Nothing in this By-Law shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or this By-Law.
SECTION 8.    SUBMISSION OF QUESTIONNAIRE, REPRESENTATION AND AGREEMENT. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 7 of this Article II of these By-Laws) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the

Exhibit 3.2/4.2

Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (C) beneficially owns, or agrees to acquire within one year if elected as a director of the Corporation, not less than 1,000 common shares of the Corporation (“Qualifying Shares”) (subject to adjustment for any stock splits or stock dividends occurring after date of such representation or agreement), will not dispose of such minimum number of shares so long as such person is a director, and has disclosed therein whether all or any portion of the Qualifying Shares were purchased with any financial assistance provided by any other person and whether any other person has any interest in the Qualifying Shares, and (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
SECTION 9.    PROCEDURE FOR ELECTION OF DIRECTORS; VOTE REQUIRED. Election of directors at all meetings of the stockholders at which directors are to be elected shall be by written ballot. Except as otherwise set forth in the Certificate of Incorporation with respect to the right of the holders of any series of Preferred Stock or any other series or class of stock to elect directors under specified circumstances, a nominee for director shall be elected to the Board of Directors if the votes cast “for” such nominee’s election exceed the votes cast “against” such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (a) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for director set forth in Article II, Section 7(A) of these By-Laws and (b) such nomination has not been withdrawn by such stockholder on or prior to the 10th day before the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote “against” a nominee. The Corporate Governance Committee has established procedures under which any director who is not elected shall tender his or her resignation to the Board of Directors. The Corporate Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
Except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, all matters other than the election of directors submitted to the stockholders at any

Exhibit 3.2/4.2

meeting shall be decided by a majority of the votes cast affirmatively or negatively with respect thereto.
SECTION 10.    INSPECTORS OF ELECTIONS; OPENING AND CLOSING THE POLLS. (A) The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives of the Corporation, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act, or if all inspectors or alternates who have been appointed are unable to act, at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall have the duties prescribed by the General Corporation Law of the State of Delaware.
(A)    The chairman of the meeting shall fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.
SECTION 11.    NO STOCKHOLDER ACTION BY WRITTEN CONSENT. Subject to the rights of the holders of any series of Preferred Stock or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specific circumstances, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
SECTION 12. INCLUSION OF DIRECTOR NOMINATIONS BY STOCKHOLDERS IN THE CORPORATION’S PROXY MATERIALS.

A)    Whenever the Board of Directors solicits proxies with respect to the election of directors at an annual meeting of stockholders (following the 2016 annual meeting of stockholders), subject to the provisions of this Section 12, the Corporation shall include in its proxy statement for such annual meeting, in addition to any persons nominated for election by or at the direction of the Board of Directors, the name, together with the Required Information (as defined below), of any person nominated for election (a “Stockholder Nominee”) to the Board of Directors by an Eligible Stockholder (as defined in Section 12(D)) who expressly elects at the time of providing the notice required by this Section 12 to have such nominee included in the Corporation’s proxy materials pursuant to this Section 12. For purposes of this Section 12, the “Required Information” that the Corporation will include in its proxy statement is (i) the information provided to the Secretary of the Corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the Corporation’s proxy statement pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) if the Eligible Stockholder so elects, a Supporting Statement

Exhibit 3.2/4.2

(as defined in Section 12(H)). For the avoidance of doubt, nothing in this Section 12 shall limit the Corporation’s ability to solicit against any Stockholder Nominee or include in its proxy materials the Corporation’s own statements or other information relating to any Eligible Stockholder or Stockholder Nominee, including any information provided to the Corporation pursuant to this Section 12. Subject to the provisions of this Section 12, the name of any Stockholder Nominee included in the Corporation’s proxy statement for an annual meeting of stockholders shall also be set forth on the form of proxy distributed by the Corporation in connection with such annual meeting.

B)    To nominate a Stockholder Nominee, the Eligible Stockholder must provide a notice that expressly elects to have its Stockholder Nominee included in the Corporation’s proxy materials pursuant to this Section 12 (the “Notice of Proxy Access Nomination”). To be timely, a Notice of Proxy Access Nomination must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) calendar day and no later than the close of business on the one hundred twentieth (120th) calendar day prior to the anniversary of the date the Corporation commenced mailing of its proxy materials in connection with the most recent annual meeting of Stockholders (the last day on which a Notice of Proxy Access Nomination may be delivered, the “Final Proxy Access Nomination Date”). In no event shall the adjournment or postponement of the annual meeting, or the public announcement of such an adjournment or postponement, commence a new time period (or extend any time period) for the giving of a Notice of Proxy Access Nomination pursuant to this Section 12. In addition to other requirements set forth in this Section 12, the Notice of Proxy Access Nomination must include the name and address of the Eligible Stockholder (including each Stockholder and/or beneficial owner whose stock ownership is counted for the purposes of qualifying as an Eligible Stockholder).

C)    The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the Corporation’s proxy materials with respect to an annual meeting of stockholders shall not exceed 20% of the number of directors in office as of the Final Proxy Access Nomination Date or, if such amount is not a whole number, the closest whole number below 20% (such number, as it may be adjusted pursuant to this Section 12(C), the “Permitted Number”).  In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.  In addition, the Permitted Number shall be reduced by (i) the number of individuals who will be included in the Corporation’s proxy materials as nominees recommended by the Board of Directors pursuant to an agreement, arrangement or other understanding with a stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of stock from the Corporation by such stockholder or group of stockholders) and (ii) the number of directors in office as of the Final Proxy Access Nomination Date who were included in the Corporation’s proxy materials as Stockholder Nominees for any of the two preceding annual meetings of stockholders (including any persons counted as Stockholder Nominees pursuant to the immediately succeeding sentence) and whom the Board of Directors decides to nominate for re-

Exhibit 3.2/4.2

election to the Board of Directors.  For purposes of determining when the Permitted Number has been reached, any individual nominated by an Eligible Stockholder for inclusion in the Corporation’s proxy materials pursuant to this Section 12 whose nomination is subsequently withdrawn or whom the Board of Directors decides to nominate for election to the Board of Directors shall be counted as one of the Stockholder Nominees.  Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the Corporation’s proxy materials pursuant to this Section 12 shall rank such Stockholder Nominees based on the order in which the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the Corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Permitted Number.  In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 12 exceeds the Permitted Number, the highest ranking Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of shares of stock of the Corporation each Eligible Stockholder disclosed as owned in its Notice of Proxy Access Nomination.  If the Permitted Number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder has been selected, then the next highest ranking Stockholder Nominee who meets the requirements of this Section 12 from each Eligible Stockholder will be selected for inclusion in the Corporation’s proxy materials, and this process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.  Notwithstanding anything to the contrary contained in this Section 12, the Corporation shall not be required to include any Stockholder Nominees in its proxy materials pursuant to this Section 12 for or any meeting of stockholders for which the Secretary of the Corporation receives notice that a stockholder intends to nominate one or more persons for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees set forth in Section 7 of these By-Laws.
D)    An “Eligible Stockholder” is a stockholder or group of no more than ten (10) stockholders (counting as one stockholder, for this purpose, any two or more funds that are part of the same Qualifying Fund Group (as defined below)) that (i) has owned (as defined in Section 12(E)) continuously for at least three years (the “Minimum Holding Period”) a number of shares of stock of the Corporation that represents at least five (5) percent of the voting power of all shares of stock of the Corporation issued and outstanding and entitled to vote in the election of directors as of the date the Notice of Proxy Access Nomination is received by the Secretary at the principal executive offices of the Corporation in accordance with this Section 12 (the “Required Shares”), (ii) continues to own the Required Shares through the date of the annual meeting and (iii) satisfies all other requirements of, and complies with all applicable procedures set forth in, this Section 12.   A “Qualifying Fund Group” means two or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by the same employer or (C) a “group of investment companies” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended.  Whenever the Eligible Stockholder consists of a group of stockholders (including a group of funds that are part of the same Qualifying Fund Group), (x) each provision in this Section 12 that requires the Eligible Stockholder to provide any written statements, representations, undertakings, agreements or other instruments or to meet any other conditions shall be deemed to require each stockholder (including each individual fund) that is a member of such group to provide such statements, representations, undertakings, agreements or other instruments and

Exhibit 3.2/4.2

to meet such other conditions (except that the members of such group may aggregate the shares that each member has owned continuously for the Minimum Holding Period in order to meet the five percent ownership requirement of the “Required Shares” definition) and (y) a breach of any obligation, agreement or representation under this Section 12 by any member of such group shall be deemed a breach by the Eligible Stockholder.  No person may be a member of more than one group of stockholders constituting an Eligible Stockholder with respect to any annual meeting.
E)    For purposes of calculating the Required Shares, “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to the Shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such Shares; provided that the number of shares calculated in accordance with clauses (i) and (ii) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument or agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares and/or (2) hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or affiliate.  A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.  A stockholder’s ownership of shares shall be deemed to continue during any period in which (i) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on five business days’ notice and includes in the Notice of Proxy Access Nomination an agreement that it (A) will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the Corporation’s proxy materials and (B) will continue to hold such recalled shares through the date of the annual meeting or (ii) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder.  The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.  Whether outstanding shares of stock of the Corporation are “owned” for these purposes shall be determined by the Board of Directors.  For purposes of this Section 12, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the General Rules and Regulations under the Exchange Act.
F)    To be in proper written form, the Notice of Proxy Access Nomination must include or be accompanied by the following:
i. a written statement by the Eligible Stockholder certifying as to the number of shares it owns and has owned continuously for the Minimum Holding Period, and the Eligible Stockholder’s agreement to provide (A) within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, a written statement by the

Exhibit 3.2/4.2

Eligible Stockholder certifying as to the number of shares it owns and has owned continuously through the record date and (B) immediate notice if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the annual meeting;
ii. one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven calendar days prior to the date the Notice of Proxy Access Nomination is delivered to or mailed and received by the Secretary of the Corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five business days following the later of the record date for the annual meeting or the date notice of the record date is first publicly disclosed, one or more written statements from the record holder and such intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date;
iii. a copy of the Schedule 14N that has been or is concurrently being filed with the United States Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;
iv. the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to Section 7 of these By-Laws, together with the written consent of each Stockholder Nominee to being named as a nominee and to serve as a director if elected;
v. a representation that the Eligible Stockholder (A) will continue to hold the Required Shares through the date of the annual meeting, (B) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the Corporation, and does not presently have such intent, (C) has not nominated and will not nominate for election to the Board of Directors at the annual meeting any person other than the Stockholder Nominee(s) it is nominating pursuant to this Section 12, (D) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (E) has not distributed and will not distribute to any stockholder of the Corporation any form of proxy for the annual meeting other than the form distributed by the Corporation, (F) has complied and will comply with all laws and regulations applicable to solicitations and the use, if any, of soliciting material in connection with the annual meeting and (G) has provided and will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

Exhibit 3.2/4.2

vi. a statement indicating whether the Eligible Stockholder intends to continue to own the Required Shares for at least one year following the annual meeting;
vii. an undertaking that the Eligible Stockholder agrees to (A) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (B) indemnify and hold harmless the Corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 12 or any solicitation or other activity in connection therewith and (C) file with the Securities and Exchange Commission any solicitation or other communication with the stockholders of the Corporation relating to the meeting at which its Stockholder Nominee(s) will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act;
viii. in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder, the designation by all group members of one member of the group that is authorized to receive communications, notices and inquiries from the Corporation and to act on behalf of all members of the group with respect to all matters relating to the nomination under this Section 12 (including withdrawal of the nomination); and
ix. in the case of a nomination by a group of stockholders together constituting an Eligible Stockholder in which two or more funds that are part of the same Qualifying Fund Group are counted as one stockholder for purposes of qualifying as an Eligible Stockholder, documentation reasonably satisfactory to the Corporation that demonstrates that the funds are part of the same Qualifying Fund Group.
G)    At the request of the Corporation, each Stockholder Nominee must: (i) provide an executed agreement, in a form deemed satisfactory by the Board of Directors or its designee, that (A) the Stockholder Nominee has read and agrees, if elected, to serve as a member of the Board of Directors, to adhere to the Corporation’s Guidelines on Corporate Governance Issues and Code of Conduct and any other Corporation policies and guidelines applicable to directors, and (B) that the Stockholder Nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the Corporation, or any agreement, arrangement or understanding with any person or entity as to how the Stockholder Nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the Corporation; (ii) submit all completed and signed questionnaires required of the Corporation’s Board of Directors and the representation and agreement required by Article II, Section 8 of these By-Laws within five (5) business days of receipt of each such questionnaire from the Corporation; and (iii) provide within five (5) business

Exhibit 3.2/4.2

days of the Corporation’s request such additional information as the Corporation determines may be necessary to permit the Board of Directors to determine (A) if such Stockholder Nominee is independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (B) if such Stockholder Nominee has any direct or indirect relationship with the Corporation, and (C) if such Stockholder Nominee is not and has not been subject to any event specified in Item 401(f) of Regulation S-K (or successor rule) of the Securities and Exchange Commission. In the event that any information or communications provided by the Eligible Stockholder or the Stockholder Nominee to the Corporation or its Stockholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of any such inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct.
H)    The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 12 is provided, a written statement for inclusion in the Corporation’s proxy materials for the applicable annual meeting of Stockholders, not to exceed 500 words, in support of the Eligible Stockholder’s Stockholder Nominee (the “Statement”). Notwithstanding anything to the contrary contained in this Section 12, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law or regulation.
I)    Notwithstanding anything to the contrary set forth in this Section 12, the Corporation shall not be required to include, pursuant to this Section 12, a Stockholder Nominee in its proxy materials for any meeting of Stockholders, or, if the proxy statement already has been filed, to allow the nomination of a Stockholder Nominee, notwithstanding that proxies in respect of such vote may have been received by the Corporation: (i) if the Stockholder Nominee or the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of Stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors; (ii) if another person is engaging in a “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the applicable annual meeting of Stockholders other than a nominee of the Board of Directors; (iii) who is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the Corporation is listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the Corporation’s directors, in each case as determined by the Board of Directors; (iv) who does not meet the audit committee independence requirements under the rules of any stock exchange on which the Corporation’s securities are traded, is not a “non-employee director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule), or is not an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (v) whose election as a member of the Board of Directors would cause the Corporation to be in violation of these Bylaws, the Restated Certificate of Incorporation (as amended), the rules and

Exhibit 3.2/4.2

listing standards of the principal U.S. securities exchanges upon which the common stock of the Corporation is listed, or any applicable state or federal law, rule or regulation; (vi) who is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914; (vii) whose then-current or within the preceding ten (10) years’ business or personal interests place such Stockholder Nominee in a conflict of interest with the Corporation or any of its subsidiaries that would cause such Stockholder Nominee to violate any fiduciary duties of directors established pursuant to DGCL, including but not limited to, the duty of loyalty and duty of care, as determined by the Board of Directors; (ix) who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years; (x) if such Stockholder Nominee or the applicable Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) shall have provided information to the Corporation in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board of Directors or any committee thereof; (xi) the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) does not appear at the applicable annual meeting of Stockholders to present the Stockholder Nominee for election; (xii) the Eligible Stockholder (or any member of any group of Stockholders that together is such Eligible Stockholder) or applicable Stockholder Nominee otherwise breaches or fails to comply with its representations or obligations pursuant to these Bylaws, including, without limitation, this Section 12; or (xiii) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Required Shares through the date of the applicable annual meeting. For the purpose of this paragraph, clauses (iii) through (xiii) will result in the exclusion from the proxy materials pursuant to this Section 12 of the specific Stockholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Stockholder Nominee; however, clauses (i) and (ii) will result in the exclusion from the proxy materials pursuant to this Section 12 of all Stockholder Nominees from the applicable annual meeting of Stockholders, or, if the proxy statement already has been filed, the ineligibility of all Stockholder Nominees.
J)    This Section 12 provides the exclusive method for a stockholder to include nominees for election to the Board of Directors in the Corporation’s proxy materials.
ARTICLE III
DIRECTORS
SECTION 1.    GENERAL POWERS. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. In addition to the powers and authorities by these By-Laws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws required to be exercised or done by the stockholders.
SECTION 2.    NUMBER, TENURE AND QUALIFICATIONS. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation to elect directors under specified circumstances, the

Exhibit 3.2/4.2

number of directors shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the total number of directors that the Corporation would have if there were no vacancies (the “Whole Board”), but shall consist of not more than 17 nor less than three directors. Each director shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of stockholders, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the next annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
SECTION 3.    REGULAR MEETINGS. A regular meeting of the Board of Directors shall be held without other notice than this By-Law as soon as practicable after each annual meeting of stockholders at such location as is convenient and established by the Board of Directors. The Board of Directors may, by resolution, provide the time and place for the holding of additional regular meetings without other notice than such resolution.
Unless otherwise restricted by the Certificate of Incorporation of the Corporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in any meeting of the Board of Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.
SECTION 4.    SPECIAL MEETINGS. Special meetings of the Board of Directors shall be called at the request of the Chairman of the Board, the President or any three members of the Board of Directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place and time of the meetings.
SECTION 5.    NOTICE. Notice of any special meeting shall be given to each director at his business or residence in writing or by telegram, facsimile or similar means of electronic communication or by telephone. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least 24 hours before such meeting. If by facsimile transmission or similar means of electronic communication, such notice shall be transmitted at least 24 hours before such meeting. If by telephone, the notice shall be given at least 12 hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting, except for amendments to these By-Laws as provided under Article VII hereof. A meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

Exhibit 3.2/4.2

SECTION 6.    QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the Certificate of Incorporation or these By-Laws require the vote of a greater number.
SECTION 7.    VACANCIES. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, and unless the Board of Directors otherwise determines, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and any director so chosen shall hold office for a term expiring at the next annual meeting of stockholders and until such director’s successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Whole Board shall shorten the term of any incumbent director.
SECTION 8.    REMOVAL. Subject to the rights of the holders of any series of Preferred Stock, or any other series or class of stock as set forth in the Certificate of Incorporation, to elect directors under specified circumstances, any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, at an annual meeting or a special meeting called expressly for this purpose. For purposes of these By-Laws, “Voting Stock” shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of directors.
SECTION 9.    RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.
SECTION 10.    COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they

Exhibit 3.2/4.2

constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.
Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors as provided in subsection (a) of Section 151 of the General Corporation Law of the State of Delaware, fix the designation and any of the preferences and any of the rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or fix the number of shares of any series of stock or authorize the increase or decrease of any shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the By-Laws of the Corporation; and, unless the resolution, these By-Laws or the Certificate of Incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.
Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one third of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.
If as a result of a catastrophe or other emergency condition a quorum of any committee of the Board of Directors having power to act in the premises cannot readily be convened and a quorum of the Board of Directors cannot readily be convened, then all the powers and duties of the Board of Directors shall automatically vest and continue, until a quorum of the Board of Directors can be convened, in an Emergency Management Committee, which shall consist of all readily available members of the Board of Directors and two of whose members shall constitute a quorum. The Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit for the purpose of filling any vacancies on the Board of Directors and its committees and taking such other action as may be appropriate.
SECTION 11.    COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees, but by resolution of the board an annual retainer and a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from

Exhibit 3.2/4.2

serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.
SECTION 12.    ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.
ARTICLE IV

OFFICERS
SECTION 1.    OFFICERS. The officers of the Corporation shall be a Chief Executive Officer, a Chairman of the Board of Directors, a President, a Treasurer, and a Secretary, all of whom shall be elected by the Board of Directors and who shall hold office until their successors are elected and qualified. In addition, the Board of Directors may elect one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the Corporation need be directors. More than two offices may be held by the same person.
SECTION 2.    OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
SECTION 3.    CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors and shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.
SECTION 4.    CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall be the head of the Corporation and shall have the general powers and duties of supervision and management usually vested in the office of Chief Executive Officer of a corporation. He or she shall preside at all meetings of the stockholders if present thereat, and in the absence or non-election of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Corporation. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts in behalf of the Corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

Exhibit 3.2/4.2

SECTION 5.    PRESIDENT. The President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors and the Chief Executive Officer.
SECTION 6.    VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.
SECTION 7.    TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Corporation. He or she shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.
The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, the Chief Executive Officer or the President, taking proper vouchers for such disbursements. He or she shall render to the Chief Executive Officer, the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he or she shall give the Corporation a bond for the faithful discharge of his duties in such amount and with such surety as the Board shall prescribe.
SECTION 8.    SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the Chief Executive Officer, the President, or by the directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He or she shall record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have custody of the seal of the Corporation and shall affix the same to all instruments requiring it, when authorized by the Board of Directors, the Chief Executive Officer or the President, and attest the same.
SECTION 9.    ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors.
SECTION 10.    REMOVAL. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

Exhibit 3.2/4.2

ARTICLE V

MISCELLANEOUS
SECTION 1.    CERTIFICATES OF STOCK. A certificate of stock, signed by the Chief Executive Officer, or the President or a Vice-President, and the Secretary or an Assistant Secretary, shall be issued to each stockholder certifying the number and class or series of shares owned by him or her in the Corporation. Any or all of the signatures may be facsimiles. Certificates of stock of the Corporation shall be of such form and device as the Board of Directors may from time to time determine.
SECTION 2.    LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the Corporation, alleged to have been lost or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost or destroyed certificate, or such owner’s legal representatives, to give the Corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss of any such certificate, or the issuance of any such new certificate.
SECTION 3.    TRANSFER OF SHARES. The shares of Stock of the Corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the directors may designate, by whom they shall be cancelled, and new certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.
SECTION 4.    STOCKHOLDERS RECORD DATE. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment or postponement of the meeting; provided,

Exhibit 3.2/4.2

however, that the Board of Directors may fix a new record date for the adjourned or postponed meeting.
SECTION 5.    DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Before declaring any dividend there may be set apart, out of any funds of the Corporation available for dividends, such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.
SECTION 6.    SEAL. The corporate seal shall be circular in form and shall contain the name of the Corporation, the year of its creation and the words “CORPORATE SEAL DELAWARE.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
SECTION 7.    FISCAL YEAR. The fiscal year of the Corporation shall be determined by resolution of the Board of Directors.
SECTION 8.    CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.
SECTION 9.    NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given to the stockholders of the Corporation, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by law.
Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the Corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.
SECTION 10.    VOTING OF SHARES IN OTHER CORPORATION. Shares in other corporations that are held by the Corporation may be represented and voted by the Chairman, the Chief Executive Officer, the President, a Vice President or the Treasurer, or by proxy or proxies appointed by one of them. The Board of Directors may, however, appoint some other person to vote the shares.

Exhibit 3.2/4.2

ARTICLE VI
INDEMNIFICATION AND INSURANCE
SECTION 1.    Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit, claim or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was, at any time during which these By-Laws are in effect (whether or not such person continues to serve in such capacity at the time any indemnification or payment of expenses pursuant hereto is sought or at the time any proceeding relating thereto exists or is brought), a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article VI, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Article VI shall be a contract right that vests at the time of such person’s service to or at the request of the Corporation and such rights shall continue as to an indemnitee who has ceased to be a director, officer, trustee, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators. The right to indemnification shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to

Exhibit 3.2/4.2

repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article VI or otherwise.
SECTION 2.    To obtain indemnification under this Article VI, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 2, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change of Control” as defined in the BorgWarner Inc. Amended and Restated 2004 Stock Incentive Plan, as amended (as such plan shall exist as of the date of adoption of these Amended and Restated By-Laws), in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.
SECTION 3.    If a claim under Section 1 of this Article VI is not paid in full by the Corporation within 30 days after a written claim pursuant to Section 2 of this Article VI has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct that makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual

Exhibit 3.2/4.2

determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.
SECTION 4.    If a determination shall have been made pursuant to Section 2 of this Article VI that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Article VI.
SECTION 5.    The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Article VI that the procedures and presumptions of this Article VI are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VI.
SECTION 6.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right that any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Article VI shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification and cannot be terminated by the Corporation, the Board of Directors or the stockholders of the Corporation with respect to a person’s service prior to the date of such termination. Any amendment, modification, alteration or repeal of this By-Law that in any way diminishes, limits, restricts, adversely affects or eliminates any right of an indemnitee or his or her successors to indemnification, advancement of expenses or otherwise shall be prospective only and shall not in any way diminish, limit, restrict, adversely affect or eliminate any such right with respect to any actual or alleged state of facts, occurrence, action or omission then or previously existing, or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such actual or alleged state of facts, occurrence, action or omission.
SECTION 7.    The Corporation may maintain insurance, at its expense, to protect itself and any current or former director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. To the extent that the Corporation maintains any policy or policies providing such insurance, each such current or former director or officer, and each such agent or employee to which rights to indemnification have been granted as provided in Section 8 of this Article VI, shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage there under for any such director, officer, employee or agent.

Exhibit 3.2/4.2

SECTION 8.    The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any current or former employee or agent or class of employees or agents of the Corporation (including the heirs, executors, administrators or estate of each such person) to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of current or former directors and officers of the Corporation.
SECTION 9.    If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Article VI (including, without limitation, each portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Article VI (including, without limitation, each such portion of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
SECTION 10.    For purposes of this Article VI:
(a)    “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.
(b)    “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VI.
SECTION 11.    Any notice, request or other communication required or permitted to be given to the Corporation under this Article VI shall be in writing and either delivered in person or sent by telecopy, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE VII
AMENDMENTS
These By-Laws may be altered, amended or repealed, and any By-Laws may be made, at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal of the By-Laws, or of the By-Laws to be made, is contained in the notice of such meeting, by the affirmative vote of the holders of a majority of the voting

Exhibit 3.2/4.2

power of the then outstanding Voting Stock, or by the affirmative vote of a majority of the total number of directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or of the By-Laws to be made, is contained in the notice of such special meeting.
ARTICLE VIII

ELECTRONIC TRANSMISSIONS
When used in these By-Laws, the terms “written” and “in writing” shall include any “electronic transmission” (as defined in Section 232(c) of the Delaware General Corporation Law, as amended), including, without limitation, any telegram, cablegram, datagram, facsimile transmission and communication by electronic mail.

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